Exhibit 27(h)(3)(b): Business Agreement by and among Golden American Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, Security Life of Denver Insurance Company, Southland Life Insurance Company, ING Life Insurance and Annuity Company, ING Insurance Company of America, ING American Equities, Inc., Directed Services, Inc., American Funds Distributors, Inc. and Capital Research and Management Company.

BUSINESS AGREEMENT

THIS AGREEMENT is entered into as of the 30th day of April, 2003 (the "Effective Date") by and among GOLDEN AMERICAN LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Delaware, RELIASTAR LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Minnesota, RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK, a life insurance company organized under the laws of the State of New York, Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado, SOUTHLAND LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Texas, ING LIFE INSURANCE AND ANNUITY COMPANY, a life insurance company organized under the laws of the State of Connecticut, ING INSURANCE COMPANY OF AMERICA, a life insurance company organized under the laws of the State of Florida (individually "the Company"; collectively, "the Companies") (each on behalf of itself and certain of its separate accounts as listed in Appendix A to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing); ING AMERICA EQUITIES, INC., a corporation organized under the laws of the State of Colorado, Directed Services, Inc., a corporation organized under the laws of the State of New York, ING FINANCIAL ADVISERS, LLC, a Delaware limited liability company (individually "the Distributor"; collectively "the Distributors"); AMERICAN FUNDS DISTRIBUTORS, INC. ("AFD"), a corporation organized under the laws of the State of California; and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware.

WITNESSETH:

WHEREAS, the Company proposes to issue, now and in the future, certain multi-manager variable life insurance policies and/or variable annuity contracts that provide certain funds ("Funds") of the American Funds Insurance Series (the "Series") as investment options (the "Contracts");

WHEREAS, the Company has established pursuant to the insurance law of the state of its incorporation one or more separate accounts (each, an "Account") with respect to the Contracts and has or will register each Account with the United States Securities and Exchange Commission (the "Commission") as a unit investment trust under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act") (unless the Account is exempt from such registration);

WHEREAS, the Contracts, which are or will be registered by the Company with the Commission for offer and sale (unless exempt from such registration), will be in compliance with all applicable laws prior to being offered for sale;

WHEREAS, the Distributor, a broker-dealer registered under the Securities Exchange Act of 1934 (the "1934 Act") and a member of the National Association of Securities Dealers, Inc. (the "NASD"), will serve as principal underwriter of the Contracts and will arrange for the

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distribution of the Contracts as listed in Appendix B to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing;

WHEREAS, AFD, a broker-dealer registered under the 1934 Act, a member of the NASD, and the principal underwriter of the shares of the Series, will provide certain marketing assistance in connection with the Contracts;

WHEREAS, the Series is divided into various Funds, each Fund being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Fund;

WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the Commission granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;

WHEREAS, Class 2 shares of certain Funds in the Series will be available as an underlying investment to the Contracts pursuant to the terms of a Fund Participation Agreement among the Series, CRMC and the Companies to be executed in the form attached hereto as Appendix C (the "Fund Participation Agreement"); and

WHEREAS, CRMC, by virtue of an Investment Advisory and Service Agreement between CRMC and the Series, will serve as investment adviser to the Series, as the term "investment adviser" is defined in the 1940 Act.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the Company, (on behalf of itself and each Account), the Distributor, AFD and CRMC hereby agree as follows:

Duties of the Company

1.	CRMC will make available for use in the Contracts certain Funds that it has in the Series, as described in the Fund Participation Agreement.

2.

The Company will administer its Contracts and its Accounts, including all Contract owner service and communication activities, such as: filing any reports or other filings required by any law or regulation; establishing each Account; creating the Contracts, confirmation and other administrative forms or documents; and obtaining all required regulatory approvals to permit the sale and maintenance of the Contracts.

3.

The Company will not distribute any prospectus, private placement memorandum or other disclosure document (hereinafter referred to as "disclosure documents") , sales literature, advertising material or any other printed matter or material relating to the Contracts or the Series, if, to its knowledge, any of the foregoing contains any material misstatements.

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4.

The Company will provide to AFD and/or CRMC, upon AFD's and/or CRMC's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, disclosure documents, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions or requests for no-action letters that may have a material impact on the operation of the Series, and all amendments to any of the above, that relate to the Contracts. The Company will advise AFD and CRMC immediately of:

	(a)	the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Contracts or the initiation of any proceedings for that purpose;
	(b)	the institution of any regulatory proceeding, investigation or hearing involving the offer or sale of the Contracts of which it becomes aware and which may materially impact the Series; or
(c)

the occurrence of any material event that, if known, makes untrue any statement made in the registration statement or private placement memorandum of the Contracts or the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

5.	Other than the 12b-1 fees provided for in the Fund Participation Agreement and as provided below, the Company and the Distributor will bear their respective expenses under this Agreement, including:
	(a)	the cost of providing service to Contract owners;
	(b)	the expenses and fees of registering or qualifying the Contracts and the Account under federal or state laws;
	(c)	any expenses incurred by the Company's employees in assisting AFD and/or CRMC in performing AFD's and/or CRMC's duties hereunder;
(d)

the marketing expense allowance payable to AFD in consideration for AFD's marketing assistance, as provided for under this Agreement (including, without limitation, the provisions of Paragraphs 18 and 19 hereof), which shall be 0.16%, multiplied by the amount of: (i) new and subsequent purchase payments made under the Contracts and initially allocated to the Series and (ii) the allocations resulting from net exchanges from other investment options offered through the Contracts, paid monthly in arrears;

provided, however, that, pursuant to Paragraph 9 of the Fund Participation Agreement, the Series shall bear the expenses for the cost of registration of its shares, preparation of prospectuses and statements of additional information to be sent to existing Contract owners (upon request in the case of the statement of additional information), proxy statements and

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related materials and annual and semi-annual shareholder reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to the Fund Participation Agreement.

6.

The Company or its agents will receive and process applications and purchase payments in accordance with the terms of the Contracts and the current prospectus or disclosure documents. All applications for Contracts are subject to acceptance or rejection by the Company in its sole discretion.

7.

The Company shall amend its registration statement for its Contracts (unless exempt from such registration), under the 1933 Act and the 1940 Act from time to time as required by law, and, should it ever be required, under the state securities laws, in order to effect the continuous offering of its Contracts; and the Company shall file for approval of the Contracts under state insurance laws, when necessary, and to maintain registration of the Accounts (unless the Accounts are exempt from such registration) under the 1940 Act.

8.

The Company may invoke its then existing limits on transfers as stated in the Contracts or in a Contract's prospectus. The Company reserves the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract holders or an Account or Subaccount.

Duties of Distributor
9.

The Company acknowledges that the distribution of Contracts pursuant to this Agreement will take place primarily through its registered representatives. AFD and CRMC each acknowledge, however, that the Distributor and the Company have selling agreements with certain non-affiliated broker-dealers ("Members") for additional distribution of the Contracts through the Members' registered representatives. The Company agrees to provide to AFD and CRMC on an annual basis in writing information, by state, regarding the volume of sales of the Contracts.

Any selling agreement between Distributor and a Member described in this Paragraph 9 will provide that:
(a)

each Member will distribute the Contracts only in those jurisdictions in which the Contracts are registered or qualified for sale and only through duly licensed registered representatives of the Members who are properly insurance licensed with the Company to sell the Contracts in the applicable jurisdiction(s);

(b)

all applications and initial and subsequent payments under the Contracts collected by the Member will be remitted promptly by the Member to the Company at such address as it may from time to time designate; and

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	(c)	each Member will comply with all applicable federal and state laws, rules and regulations.
10.

The Distributor represents that any exchanges or replacements of existing variable insurance policies and contracts with the Contracts will be effected in compliance with all applicable federal and state securities rules and regulations.

11.

The Distributor will promptly provide Members with current prospectuses, and any supplements thereto, for the Contracts and for the Series. The Distributor will use reasonable efforts to ensure that its registered representatives deliver only the currently effective prospectuses of the Contracts and the Series to existing clients.

12.

The Distributor will use reasonable efforts to provide information and marketing assistance to its registered representatives and to Members, including preparing and providing such registered representatives with advertising materials and sales literature, and other promotional or marketing materials. The Distributor will provide wholesaling and marketing services with respect to the Contracts.

13.

The Distributor will use reasonable efforts to ensure that any sales literature and advertising materials it disseminates with respect to the Contracts conforms with the requirements of all pertinent federal and state laws and rules and regulations thereunder. AFD shall have the right to approve all sales material that mentions AFD's name and/or the Series (the "AFD Material") prior to its use. The Distributor shall send all AFD Material to AFD's Marketing Coordinator (Julie Cook) at the AFD address listed in Paragraph 46 of this Agreement or such other person as AFD may direct the Distributor in writing (any such person shall be referred to as the "AFD Reviewer"). The AFD Material will be deemed approved unless the AFD Reviewer notifies the Company Reviewer (as herein defined) of any required changes within five business days of his/her receipt of the AFD Material. No review of sales material produced by the Company shall be necessary if all references contained in such materials regarding AFD and/or the Series are identical to those references that appear in the Series' current prospectus or statement of additional information.

The Company shall have the right to approve all sales material that mentions the Company, the Distributor or the Contracts (the "Company Material") prior to its use. AFD and/or CRMC shall send all Company Material to the Company's Compliance Representative (the Company Reviewer) at the address listed in Paragraph 46 of this Agreement or such other person as the Company may direct AFD and/or CRMC in writing. Company Material will be deemed approved unless the Company Reviewer notifies the AFD and/or CRMC of any required changes within five business days of his/her receipt of Company Material. No review of sales material produced by the AFD and/or the Series shall be necessary if all references contained in such materials regarding the Company and/or the Distributor are identical to those references that appear in the Company's current Contract prospectus(es), statement(s) of additional information or disclosure documents.

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14.

The Distributor will be responsible for filing sales literature and advertising materials, where necessary, with appropriate regulatory authorities, including the NASD, used in connection with its marketing efforts for the Contracts.

15.

The Distributor will not distribute any prospectus, disclosure document, sales literature, advertising material or any other printed matter or material relating to the Contracts or the Series, if, to its knowledge, any of the foregoing contains any material misstatements.

16.

Subject to Paragraph 5 herein, the Distributor will bear all its expenses of providing services under this Agreement, including the costs attributable to wholesaling efforts, advertising, and producing and distributing sales literature and prospectuses used by its registered representatives and the Members with prospective Contract owners, provided that, pursuant to Paragraph 9 of the Fund Participation Agreement, the Series shall bear the expenses for the cost of registration of its shares, preparation of its prospectuses and statements of additional information to be sent to existing Contract owners (upon request in the case of the statement of additional information), proxy statements and related materials and annual and semi-annual shareholder reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to the Fund Participation Agreement.

17.

The Distributor will provide to AFD and/or CRMC, upon AFD's and/or CRMC's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, disclosure documents, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions or requests for no-action letters, and all amendments to any of the above, that relate to the Contracts and materially impact the Series. The Distributor will advise AFD and CRMC upon becoming aware of:

	(a)	the institution of any regulatory proceeding, investigation or hearing involving the offer or sale of the Contracts of which they become aware and which may materially impact the Series; or
(b)

the occurrence of any material event, if known, which makes untrue any statement made in the registration statement or disclosure documents of the Contracts or the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

Duties of AFD
18.

AFD will bear its expenses of providing services under this Agreement. AFD will conduct training of the Company's wholesalers regarding CRMC's approach to investment management and specific Subaccount positioning and sales. Training will include initial hire training, periodic training in conjunction with sales meetings, and refresher training. From time to time, AFD will provide, at its expense, speakers and panelists at due diligence meetings regarding the Contracts.

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19.

AFD will furnish to the Company and/or the Distributor such information with respect to the Series in such form as the Company and/or the Distributor may reasonably request. AFD will advise the Company and/or the Distributor upon becoming aware of:

	(a)	the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceedings for that purpose;
	(b)	the institution of any proceeding, investigation or hearing involving the offer or sale of the Series of which it becomes aware; or
(c)

the occurrence of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

Duties of CRMC
20.

CRMC agrees to allow the Company to include in the Contracts certain Funds described in the Fund Participation Agreement. CRMC will cause the Series: (a) to make available for use in the Contracts the Funds in the Series, as described in the Fund Participation Agreement and (b) to adequately diversify the Funds of the Series, pursuant to the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder relating to the diversification requirements for variable annuity, endowment and life insurance contracts.

21.

CRMC will furnish to the Company and/or the Distributor such information with respect to the Series in such form as the Company and/or the Distributor may reasonably request. CRMC will advise the Company and the Distributor upon becoming aware of:

	(a)	the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceedings for that purpose;
	(b)	the institution of any proceeding, investigation or hearing involving the offer or sale of the Series of which it becomes aware; or
(c)

the occurrence of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

22.	CRMC will bear its expenses of providing services under this Agreement.

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23.

The Series will pay the Company a Rule 12b-1 service fee to be accrued daily and paid monthly at an annual rate of 0.25% of the average daily net assets of the Class 2 assets of each Fund attributable to the Contracts for personal services and account maintenance services for Contract owners with investments in Subaccounts corresponding to the Class 2 shares of each Fund so long as the Series' 12b-1 plan is effective with respect to the Class 2 shares of a Fund. Such payments shall be calculated by the Series and be paid by the Series to the Company as soon as practicable after the end of each month and in any event within thirty days.

Joint Duties
24.	All the parties to this Agreement will cooperate in the development of advertising, sales literature and all other sales materials to be used with respect to the Funds.
25.	The parties shall coordinate with each other in the filing with the Commission of amendments to the registration statements for the Contracts (if required by law) and for the Series, respectively.
26.

Each of the parties hereto agrees: (a) to comply with all laws applicable to it in the sale of Contracts and (b) to refrain from participating, cooperating, or assisting in any way with its or any third party's (i) development of marketing programs or other activities (written or oral) which directly encourage exchanges from the Contracts or (ii) creation of broker and/or client marketing tools which provide direct comparisons between the Contracts and any other investment products directly targeting the holders of the Contracts to exchange or transfer assets from the Contracts, unless such marketing programs or other activities or broker or client tools relate to variable insurance products issued by the Company or an affiliate; or if agreed to by the parties.

Representations and Warranties
27.	The Company represents and warrants to AFD and CRMC that:
(a) each of the recitals applicable to it and/or each Account is true and correct;
(b)

a registration statement under the 1933 Act and under the 1940 Act (if required by law) with respect to the Contracts and each Account has been or will be filed with the Commission (a copy of which will be delivered to AFD, upon request, when effective), and copies of any and all amendments thereto will be forwarded to AFD, upon request, at the time that they are filed with the Commission (if required by law);

(c)

each such registration statement (if required by law) and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state

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a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with the information furnished in writing to the Company or the Distributor by AFD or CRMC expressly for use therein;

(d)

The Company is validly existing as a life insurance company under the laws of the State of its incorporation, with power (corporate or other) to own its properties and conduct its business, as described in the prospectus (if a prospectus is required by law) for the Contracts, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

(e)

the Contracts to be issued through the Account have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the prospectus (if a prospectus is required by law) and in the Contracts, will be duly and validly issued, and will conform to the description of the Contracts contained in the prospectuses (if a prospectus is required by law);

(f)

the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Company is a party or by which the Company is bound, the Company's charter as a life insurance company or By-Laws or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of their properties; and no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained by the Effective Date of this Agreement is required for the consummation by the Company of the transactions contemplated by this Agreement;

(g)

there are no material legal or governmental proceedings pending to which the Company or the Account is a party or of which any property of the Company or the Account is subject, other than as set forth in the prospectus relating to the Contracts, and other than litigation incidental to the kind of business conducted by the Company which, if determined adversely to the Company, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of the Company ;

(h)	any information furnished in writing by the Company to AFD or CRMC

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(h)

for use in the registration statement or annual report of the Series will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the Series' registration statement's failing to materially conform in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder; and

	(i)	the Company will materially comply with all applicable requirements of state insurance laws and regulations in connection with the Contracts.
28.	The Distributor represents and warrants to AFD and CRMC that:
	(a)	each of the recitals applicable to it is true and correct;
(b)

The Distributor is validly existing as a corporation under the laws of the State of its incorporation, and it is a broker-dealer duly registered with the Commission pursuant to the 1934 Act and is a member in good standing of the NASD, with power (corporate or other) to own its properties and conduct its business, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

(c)

there are no material legal or governmental proceedings pending to which the Distributor is a party or of which any property of the Distributor is subject, other than as set forth in the prospectus relating to the Contracts, and other than litigation incidental to the kind of business conducted by the Distributor which, if determined adversely to the Distributor, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of the Distributor;

(d)

any information furnished in writing by the Distributor to AFD or CRMC for use in the registration statement or annual report of the Series will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the registration statement's failing to conform materially in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder;

	(e)	the Distributor will comply with all applicable requirements of state insurance laws and regulations in connection with the sale of the Contracts; and
	(f)	the Distributor will not pay commissions to persons who, to the best of the Distributor's knowledge, are not appropriately licensed in a manner as to

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	(f)	comply with applicable state insurance laws and regulations.
29.	AFD and CRMC represent and warrant to the Company and the Distributor that:
	(a)	each of the recitals applicable to it, them, and/or the Series is true and correct;
(b)

a registration statement under the 1933 Act (File No. 2-86838) and under the 1940 Act (File No. 811-3857) with respect to the Series has been filed with the Commission in the form previously delivered to the Company and the Distributor, and copies of any and all amendments thereto will be forwarded to the Company at the time that they are filed with the Commission;

(c)

the registration statement for the Series and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with the information furnished in writing to AFD or CRMC by the Company or the Distributor expressly for use therein;

(d)

AFD is validly existing as a corporation under the laws of the State of California and it is a broker-dealer duly registered with the Commission pursuant to the 1934 Act and is a member in good standing of the NASD, with power (corporate or other) to own its properties and conduct its business, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

(e)

CRMC is validly existing as a corporation under the laws of the State of Delaware and it is an investment adviser duly registered with the Commission pursuant to the Investment Advisers Act of 1940, with power (corporate or other) to own its properties and conduct its business, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

	(f)	the shares to be issued by the Series have been duly and validly authorized and, when issued and delivered against payment therefor as provided in

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	(f)	the Series prospectus, will be duly and validly issued, and will conform to the description of such shares contained in that prospectus;
(g)

the performance of duties under this Agreement by AFD and CRMC will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which AFD or CRMC is a party or by which AFD or CRMC is bound, the Articles of Incorporation or By-Laws of AFD or CRMC, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over AFD or CRMC or its property;

(h)

there are no material legal or governmental proceedings pending to which AFD or CRMC is a party or of which any property of AFD or CRMC is subject, other than as set forth in the prospectus relating to the Series, and other than litigation incidental to the kind of business conducted by AFD or CRMC which, if determined adversely to AFD or CRMC, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of AFD or CRMC;

(i)

CRMC and AFD will use reasonable efforts to ensure that no offering, sale or other disposition of the Contracts will be made until it has been notified by the Company that the subject registration statements (if required by law) have been declared effective and that the Contracts have been released for sale by the Company, and that such offer, sale or other disposition shall be limited to those jurisdictions that have approved or otherwise permit the offer and sale of the Contracts by the Company;

(j)

any information furnished in writing by AFD or CRMC to the Company or the Distributor for use in a registration statement (if required by law) or disclosure document of the Contracts will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the registration statement's failing to materially conform in all respects to the requirements of the 1933 Act and the rules and regulations thereunder; and

	(k)	AFD will comply with all applicable requirements of state broker-dealer regulations and the 1934 Act as each applies to AFD and shall conduct its affairs in accordance with the rules of the NASD.
Indemnification
30.	AFD and/or CRMC agree to indemnify the Company and/or the Distributor (or any affiliate, control person, shareholder, director, officer, employee or agent of the Company

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and/or the Distributor) from, and hold them harmless against, any and all losses, claims, liabilities incurred (including amounts paid in settlement with the written consent of AFD and/or CRMC) or litigation (including reasonable legal fees and costs relating to the investigation and/or defense of any action) arising out of any act or omission of AFD and/or CRMC (or those of its affiliates) relating to:

	(a)	rendering services under, or breaching, this Agreement;
(b)

the failure by the Series or CRMC to adequately diversify the various Funds of the Series, pursuant to the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder relating to the diversification requirements for variable annuity, endowment and life insurance contracts;

(c)

the failure by the Series or CRMC to supply the Company with information sufficient to adequately calculate its accumulation and/or annuity unit values as required by law and the registration statement (if required by law) for the Account;

	(d)	unlawful conduct, bad faith, willful misfeasance, or gross negligence on the part of AFD and/or CRMC; or
	(e)	the failure by the Series and CRMC to invest the assets of each Fund in accordance with the Fund's investment objective, policies and restrictions;

provided, however, that indemnification will not be provided hereunder for any such liability that results from the actions of the Company and/or the Distributor or from the Company's and/or the Distributor's failure to fulfill their respective duties and obligations arising under this Agreement.

31.

The Company and/or the Distributor agree to indemnify AFD and/or CRMC (or any affiliate, control person, shareholder, director, officer, employee or agent of AFD and/or CRMC) from, and hold them harmless against, any and all losses, claims, liabilities incurred (including amounts paid in settlement with the written consent of the Company and/or the Distributor) or litigation (including reasonable legal fees and costs relating to the defense of any action) arising out of any act or omission of the Company and/or the Distributor (or those of its affiliates) relating to:

	(a)	rendering services under, or breaching, this Agreement; or
	(b)	unlawful conduct, bad faith, willful misfeasance, or gross negligence on the part of the Company and/or the Distributor;
provided, however, that indemnification will not be provided hereunder for any such liability that results from the actions of AFD and/or CRMC or from AFD's and/or CRMC's failure to fulfill

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their respective duties and obligations arising under this Agreement.
32.

Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.

33.

With respect to any claim, the parties each shall give the other reasonable access during normal business hours to its books, records and employees and those books, records and employees within its control pertaining to such claim and shall otherwise cooperate with one another in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other party, at all times, shall have the right to intervene in the defense of the case.

34.

If a party is defending a claim and indemnifying the other party hereto, and: (a) a settlement proposal is made by the claimant or (b) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the other party hereto of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the other party fails to consent within five business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the other party, from the time it fails to consent forward, shall defend the claim and shall further indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.

Regardless of which party is defending the claim, if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this Paragraph 34 shall not apply.

35.

The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs and expenses.

14

Rule 12b-1 Fee
36.

If the Series 12b-1 plan is no longer effective or is no longer applicable to the Funds in the Contracts (the "12b-1 Termination"), AFD, CRMC and the Series shall discuss with the Company, in good faith, alternate fee arrangements and/or a reallocation of marketing expenses. If no new agreement is reached within thirty days after the 12b-1 Termination (or at such later date mutually acceptable to all of the parties), the Company, at its option, may elect to terminate this Agreement, and/or may elect to obtain an order of exemption pursuant to Section 26(b) of the 1940 Act ("Substitution Order") for the Fund(s) or a vote of Contract owners authorizing redemption and substitution of Fund shares. The Series, AFD and CRMC shall cooperate with the Company in obtaining and implementing any such Substitution Order.

Termination
37.	This Agreement may be terminated:
(a) by mutual agreement at any time; or
(b) by any party at any time upon six months' written notice to the other parties; or
(c) at the Company's option, pursuant to Paragraph 36 hereof.
(d)

at the Company's option by written notice to AFD and/or CRMC if the Company shall determine in its sole judgment exercised in good faith, that either AFD or CRMC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

(e)

at AFD or CRMC's option by written notice to the Company if AFD or CRMC shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

38	If this Agreement terminates, the parties shall cooperate after termination to effect an orderly windup of the business.
Miscellaneous
39.	This Agreement shall be governed by the laws of the State of California.
40.	This Agreement (along with the Fund Participation Agreement) constitutes the entire agreement among the parties pertaining to the Contracts, and supersedes any and all prior

15

agreements, understandings, documents, projections, financial data, statements, representations and warranties, oral or written, express or implied, between the parties hereto and their respective affiliates, representatives and agents in respect of the subject matter hereof. If there should be any conflict between the terms of this Agreement and those of the Fund Participation Agreement, the terms of the Fund Participation Agreement shall govern.

41.	This Agreement may be amended from time to time only by agreement in writing of the parties.
42.

No waiver of any provision nor consent to any exceptions to the terms of this Agreement shall be effective unless that waiver or consent is executed in writing by the parties and then only for the specific purpose, extent and instance so provided.

43.

This Agreement and the parties' rights, duties and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

44.

This Agreement shall inure to the benefit of and be binding upon the Company, the Distributor, AFD and CRMC, and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable right, remedy or claim in respect of this Agreement or any provision herein contained.

45.

This Agreement and any amendment to it may be executed in one or more counterparts. All of those counterparts shall constitute one and the same agreement. Neither this Agreement nor any amendment shall become effective until all counterparts have been fully executed and delivered.

46.

All notices, requests, demands and/or other communications permitted or required hereunder shall be in writing and shall be sent by nationally recognized overnight courier, and/or by certified mail, return receipt requested, addressed to each party (other than the Distributor) to the individuals and at the address shown in the notice provisions of the Fund Participation Agreement, or at such other address as a party has directed in writing.

If to the Companies:
ING Americas
U.S. Legal Services
151 Farmington Avenue, TS31
Hartford, CT 06156-8975
Attention: J. Neil McMurdie, Counsel
Facsimile No.: (860) 723-2216

16

with a copy to:
ING Investment Funds
520 Madison Avenue
New York, NY 10022
Attention: Bebe Wilkinson, Head of Outside Funds

If to the Distributor:
ING Americas
U.S. Legal Services
151 Farmington Avenue, TS31
Hartford, CT 06156-8975
Attention: J. Neil McMurdie, Counsel

with a copy to:
ING America Equities, Inc.
1290 Broadway
Denver, CO 80203
Attention: Beth Shanker, Director of Compliance

And

Directed Services, Inc.
1475 Dunwoody Drive
West Chester, PA 19380
Attention: Dave Jacobson, Vice President - Compliance

And

ING Financial Advisers,LLC
151 Farmington Avenue, TS31
Hartford, CT 06156-8975
Attention: Terry Squillacote, Compliance

If to AFD:

American Funds Distributors, Inc.
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention: Kevin G. Clifford, President
Facsimile No.: (213) 486-9223

with a copy to:

American Funds Distributors, Inc.
333 S. Hope Street, 55th Floor

17

Los Angeles, CA 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel,
Fund Business Management Group
Facsimile No.: (213) 486-9041

If to CRMC:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention: Michael J. Downer, Senior Vice President and Legal Counsel, Fund Business Management Group, and Secretary
Facsimile No.: (213) 486-9041

with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Facsimile No.: (213) 486-9041

A notice shall be presumed to have been received: (a) on the day after it was sent if sent by overnight courier, so long as a receipt evidencing that it was sent, in fact, by overnight courier is obtained or (b) on the day that the recipient signs the receipt if sent by certified mail.

47.

The provisions of this Agreement are severable. Should any provision hereof be held unlawful or invalid by any competent authority, the remainder of the Agreement shall remain in full force and effect.

48.

The provisions contained in Paragraphs 2, 4, 5 (except for 5(d)), 6-8, 17, 19-23, 25-26, 30-35 and 38-48 shall survive the termination of this Agreement for so long as any of the Series shares remain as investment options in any of the Contracts.

18
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

GOLDEN AMERICAN LIFE INSURANCE COMPANY (on behalf of itself and each Account)
Attest:
		By:	/s/ David L. Jacobson
/s/ Linda Senker	Its:	Vice President

RELIASTAR LIFE INSURANCE COMPANY
(on behalf of itself and each Account)
Attest:
		By:	/s/ Laurie M. Tillinghast
/s/ John F. Todd	Its:	V.P.
John F. Todd		Laurie M. Tillinghast

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK (on behalf of itself and each Account)
Attest:
		By:	/s/ Laurie M. Tillinghast
/s/ John F. Todd	Its:	V.P.
John F. Todd		Laurie M. Tillinghast

SECURITY LIFE OF DENVER INSURANCE COMPANY (on behalf of itself and each Account)
Attest:
		By:	/s/ Nathan Eshelman
/s/ Eric G. Banta	Its:	Vice President
Eric G. Banta, Assistant Secretary

SOUTHLAND LIFE INSURANCE COMPANY (on behalf of itself and each Account)
Attest:
		By:	/s/ Nathan Eshelman
/s/ Eric G. Banta	Its:	Vice President
Eric G. Banta, Assistant Secretary

19

ING LIFE INSURANCE AND ANNUITY COMPANY (on behalf of itself and each Account)
Attest:
		By:	/s/ Laurie M. Tillinghast
/s/ John F. Todd	Its:	V.P.
John F. Todd		Laurie M. Tillinghast

ING INSURANCE COMPANY OF AMERICA (on behalf of itself and each Account)
Attest:
		By:	/s/ Lauri M. Tillinghast
/s/ John F. Todd	Its:	V.P.
John F. Todd		Laurie M. Tillinghast

ING AMERICA EQUITIES, INC.
Attest:
		By:	/s/ Deborah Hancock
/s/ Eric G. Banta	Its:	AVP

DIRECTED SERVICES, INC.
Attest:
		By:	/s/ David L. Jacobson
/s/ Linda E. Senker	Its:	Vice President

ING FINANCIAL ADVISERS, INC.
Attest:
		By:	/s/ Christina Lareau
/s/ John F. Todd	Its:	Vice President Christina Lareau
John F. Todd, Assistant Secretary
AMERICAN FUNDS DISTRIBUTION, INC.
Attest:
		By:	/s/ Michael Downer
/s/ Chad L. Norton	Its:	Secretary

20

CAPITAL RESEARCH AND MANAGEMENT COMPANY
Attest:
/s/ Chad L. Norton	By:	/s/ Michael Downer
Its: Vice President and Secretary

21

Appendix A
Company	Separate Account
Golden American Life Insurance Company:
ING Life Insurance and Annuity Company:
ING Insurance Company of America:
ReliaStar Life Insurance Company:	Select*Life Variable Account
ReliaStar Life Insurance Company of New York:	ReliaStar Life Insurance Company of New York Variable Life Separate Account I
Security Life of Denver Insurance Company:	Security Life Separate Account L1
Security Life Separate Account SLDM1
Security Life Separate Account SLDM2
Security Life Separate Account SLDM3
Security Life Separate Account SLDM4
Security Life Separate Account SLDP1
Southland Life Insurance Company	Southland Separate Account L1

22

Appendix B
Distributor:	Principal underwriter of:
ING AMERICA EQUITIES, INC.	Variable Life Insurance Policies
DIRECTED SERVICES, INC.	Retail Variable Annuity Contracts
ing financial advisers, llc	Worksite Variable Annuity Contracts

23
Appendix C - Fund Participation Agreement

24

FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is entered into as of this 30th day of April, 2003 among GOLDEN AMERICAN LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Delaware, RELIASTAR LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Minnesota, RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK, a life insurance company organized under the laws of the State of New York, Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado, SOUTHLAND LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Texas, ING LIFE INSURANCE ND ANNUITY COMPANY, a life insurance company organized under the laws of the State of Connecticut, ING INSURANCE COMPANY OF AMERICA, a life insurance company organized under the laws of the State of Florida (individually "the Company"; collectively, "the Companies") (each on behalf of itself and certain of its separate accounts as listed in Appendix B to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing); AMERICAN FUNDS INSURANCE SERIES ("Series"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts; and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws of the State of Delaware.

WITNESSETH:

WHEREAS, the Company proposes to issue, now and in the future, certain multi-manager variable life insurance policies and/or variable annuity contracts (the "Contracts") as set forth in Appendix A to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing;

WHEREAS, the Company has established pursuant to the applicable state insurance law one or more separate accounts (each, an "Account"), as set forth in Appendix B, for purposes of issuing the Contracts and has or will register each Account with the United States Securities and Exchange Commission (the "Commission") as a unit investment trust under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act") (unless the Account is exempt from such registration);

WHEREAS, the Contracts, which are or will be registered by the Company with the Commission for offer and sale (unless the Contract is exempt from such registration), will be in compliance with all applicable laws prior to being offered for sale;

WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the Commission granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;

WHEREAS, the Series is divided into various Funds, each Fund being subject to certain fundamental investment policies which may not be changed without a majority vote of the

1

shareholders of such Fund;

WHEREAS, certain Funds will serve as the underlying investments for the Contracts as set forth in Appendix C to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing; and

WHEREAS, CRMC is the investment adviser for the Series.

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, the Company, the Series and CRMC hereby agree as follows:

1.

The Series and CRMC each represents and warrants to the Company that: (a) a registration statement under the 1933 Act and under the 1940 Act with respect to the Series has been filed with the Commission in the form previously delivered to the Company, and copies of any and all amendments thereto will be forwarded to the Company at the time that they are filed with the Commission; (b) the Series is, and shall be at all times while this Agreement is in force, lawfully organized, validly existing, and properly qualified as an open-end management investment company in accordance with the laws of the Commonwealth of Massachusetts; and (c) the Series' registration statement and any further amendments thereto will, when they become effective, and all definitive prospectuses and statements of additional information and any further supplements thereto (the "Prospectus") shall, conform in all material respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by the Company expressly for use therein.

2.

The Series will furnish to the Company such information with respect to the Series in such form and signed by such of its officers as the Company may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise the Company immediately of: (a) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (b) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it becomes aware; or (c) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

3.

The Series will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Series as may reasonably be necessary for use as the funding vehicle for the Contracts.

4.	The Series agrees to make Class 2 shares of the Funds listed on Appendix C

2

hereto available to the Contracts. The Company will be entitled to a Rule 12b-1 service fee paid by the Series and to be accrued daily and paid monthly at an annual rate of 0.25% of the average daily net assets of the Class 2 shares of each Fund attributable to the Contracts for personal services and account maintenance services for Contract owners with investments in subaccounts corresponding to the Class 2 shares of each Fund (each, a "Subaccount") for as long as the Series' Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act (the "12b-1 plan") remains in effect. Fund shares to be made available to Accounts for the Contracts shall be sold by the Series and purchased by the Company for a given Account at the net asset value of the respective class of the respective Fund (without the imposition of a sales load) next computed after receipt of each order by the Series or its designee, as established in accordance with the provisions of the then current Prospectus of the Series. For purposes of this Paragraph 4, the Company shall be a designee of the Series for receipt of such orders from each Account, and receipt by such designee by 4:00 p.m. Eastern time (or other such time the Board of Trustees of the Series shall so designate) shall constitute receipt by the Series; provided that the Series receives notice of such order by 10:00 a.m. Eastern time on the following Business Day ("Next Business Day"). "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Series calculates the net asset values of each class of shares of each Fund pursuant to the rules of the Commission. The Series will make the shares of each class of each Fund available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Series calculates the net asset values of each such class pursuant to the rules of the Commission, and the Series shall use its best efforts to calculate such net asset values on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for each class of each Fund available to the Company on a daily basis as soon as reasonably practical after the Series calculates such net asset values per share, and the Series shall use its best efforts to make such net asset values per share available by 6:30 p.m. Eastern time. If the Series provides incorrect net asset values to the Company with respect to any class of shares of any Fund on any Business Day, the Company shall be entitled (on behalf of each affected Account) to an adjustment to the number of shares purchased or redeemed of such class of shares to reflect the correct net asset value per share. Any error in the calculation or reporting of net asset values per share, dividends, or capital gain information shall be reported promptly to the Company. Any costs incurred by the Company with respect to correcting Contract owner accounts, including, but not limited to, amounts paid to Contract owners and administrative expenses, shall be promptly reimbursed by CRMC. The Series and CRMC are responsible for maintaining net asset values for each class of each Fund in accordance with the requirements of the 1940 Act and the Series' then current Prospectus. Payments for shares purchased will be made in federal funds transmitted by wire on the Next Business Day, and the Company and the Fund shall each use commercially reasonable efforts to wire (or cause to be wired) funds to the other, for the purpose of settling net purchase orders or orders of redemption, by 3:00 p.m. Eastern time on the Next Business Day.

The Series reserves the right to temporarily suspend sales if the Board of Trustees of the Series deems it appropriate and in the best interests of the Series or in response to the order of an appropriate regulatory authority. The Company reserves the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Contract administration or is not in the best interest of the Contract holders or an Account or Subaccount.

3

Pricing information, order execution and wire payment for purchases and redemptions of Fund shares shall be made through the National Securities Clearing Corporation ("NSCC") and its subsidiary systems as provided in Appendix D to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing.

5.

The Contracts funded through each Account will provide for the allocation of net amounts among certain Subaccounts for investment in shares of a class of the Funds as may be offered from time to time in the Contracts. The selection of the particular Subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.

6.

Transfer of the Series' shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular Fund will be recorded by the Series as instructed by the Company in an appropriate title for the corresponding Account or Subaccount.

7.

The Series shall furnish notice promptly to the Company of any dividend or distribution payable on any shares underlying Subaccounts. The Company hereby elects to receive all such dividends and distributions as are payable on shares of a Fund recorded in the title for the corresponding Subaccount in additional shares of that Fund. The Series shall notify the Company of the number of shares so issued. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

8.

The Series shall redeem its shares in accordance with the terms of its then current Prospectus. For purposes of this Paragraph 8, the Company shall be a designee of the Series for receipt of requests for redemption from each Account, and receipt by such designee by 4:00 p.m. Eastern time (or other such time the Board of Trustees of the Series shall so designate) shall constitute receipt by the Series; provided that the Series receives notice of such request for redemption by 10:00 a.m. Eastern time on the Next Business Day. The Company shall purchase and redeem the shares of Funds offered by the then current Prospectus of the Series in accordance with the provisions of such Prospectus.

9.

The Series shall pay all expenses incidental to its performance under this Agreement. The Series shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase for the Account. The Series shall bear the expenses for the cost of registration of its shares, preparation of prospectuses and statements of additional information to be sent to existing Contract owners (upon request in the case of the statement of additional information), proxy statements and related materials and annual and semi-annual shareholder reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer of the Series' shares subject to this Agreement. The Series will provide the Company, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one to each Contract owner or prospective Contract owner who requests such

4

Statement of Additional Information.
10.

The Company shall bear the expenses for the cost of preparation and delivery of Series Prospectuses (and supplements thereto) to be sent to prospective Contract owners. The Series shall provide, at its expense and in a timely manner, such documentation (in camera-ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the Prospectus for the Series is amended), and twice each year in the case of the annual and semi-annual shareholder reports, to have the prospectus or prospectuses, and the annual and semi-annual shareholder reports for the Contracts and the Series, printed together in one or more documents (such printing to be done at the Company's expense with respect to prospective investors).

11.

The Company represents and warrants to the Series that any information furnished in writing by the Company to the Series for use in the registration statement of the Series will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

12.

The Company and its affiliates shall make no representations concerning the Series' shares except those contained in the then current Prospectus of the Series, in such printed information subsequently issued on behalf of the Series or other funds managed by CRMC as supplemental to the Series' Prospectus, in information published on the Series' or CRMC's internet site, or in materials approved by American Funds Distributors, Inc. ("AFD"), as provided in the Business Agreement in effect among the Company, AFD and CRMC dated as of April 30, 2003 (the "Business Agreement").

13.

Shares of the Series may be offered to separate accounts of various insurance companies in addition to the Company. The Series represents, warrants and covenants that no shares of the Series shall be sold to the general public in contravention of Section 817 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). The Series agrees that each Fund will comply with the diversification requirements of Section 817. The Series also agrees to maintain each Fund's qualification as a "regulated investment company" ("RIC") under the Code. The Series will provide the Company with securities holdings reports for each Fund within ten days after each calendar quarter.

14.

The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Funds might, at some time, be in conflict. Each party shall report to the other party any potential or existing conflict of which it becomes aware. The Board of Trustees of the Series shall promptly notify the Company of the existence of irreconcilable material conflict and its implications. If such a conflict exists, the Company will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.

5

15.

The Company agrees to indemnify and hold the Series harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Series may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of the Company's: (a) making untrue statements of material facts or omitting material facts in a Contract's registration statement, prospectus, statement of additional information, private placement memorandum or other disclosure documents, semi-annual or annual reports to Contract owners and sales literature for the Contracts; (b) making untrue statements of material facts that the Series includes in the same materials of the Series, provided that Series relies on information supplied by the Company; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by the Company with respect to the sale of the Contracts or Fund shares; and (d) breaching this Agreement or a representation or warranty.

16.

The Series and CRMC each agrees to indemnify and hold the Company harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Company may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of the Series', or CRMC's: (a) making untrue statements of material facts or omitting material facts in the Series' registration statement, prospectuses or statements of additional information, semi-annual and annual reports to shareholders, and sales literature; (b) making untrue statements of material facts that the Company includes in its materials, provided the Company relies on information supplied by the Series; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by the Series with respect to the sale of the Contracts or Fund shares or the operation of the Series or a Fund; (d) failure of the Series to comply with any Fund's investment objectives, policies and restrictions; and (e) breaching this Agreement or a representation or warranty, including, but not limited to, the representations, warranties and covenants in Paragraph 13.

17.

The Company shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the method of calculating pass-through voting privileges set forth in the then current prospectus or private placement memorandum for the Contract.

18.

The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

	(a)	by mutual agreement at any time;
	(b)	any party at any time upon six months' written notice to the other parties;
(c)

at the option of the Company or the Series upon ten calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the

6

Contracts;
(d) at the option of the Company, upon ten calendar days' prior written notice, if shares of the Series are not reasonably available;
(e)

at the option of the Company, immediately upon written notice, if the Series or CRMC fails to meet the requirements for either diversification under Section 817 or RIC status under the Code, or if the Board of the Series terminates the 12b-1 plan;

(f)

in the event the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by the Company (in such event prompt notice shall be given by the Company or the Series to the other party);

(g)

at the Company's option by written notice to AFD and/or CRMC if the Company shall determine in its sole judgment exercised in good faith, that either AFD or CRMC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)

at the option of AFD or CRMC by written notice to the Company if AFD or CRMC shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.
19.

All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received: (a) when delivered by hand (with written confirmation of receipt); (b) when sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to the Companies:
ING Americas
U.S. Legal Services
151 Farmington Avenue, TS31
Hartford, CT 06156-8975
Attention: J. Neil McMurdie, Counsel
Facsimile No.: (860) 723-2216

7

with a copy to:
ING Investment Funds
520 Madison Avenue
New York, NY 10022
Attention: Bebe Wilkinson, Head of Outside Funds

If to Series:
American Funds Insurance Series
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Michael J. Downer, Senior Vice President
Facsimile No.: (213) 486-9041

with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel, Fund Business Management Group
Facsimile No.: (213) 486-9041

If to CRMC:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention: Michael J. Downer, Senior Vice President and Legal Counsel, Fund Business Management Group, and Secretary
Facsimile No.: (213) 486-9041

with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel, Fund Business Management Group
Facsimile No.: (213) 486-9041
20.	If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.
21.

If this Agreement terminates, the Series, at the Company's option, will continue to make additional shares of the Series available for all existing Contracts as of the effective date of termination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable

8

laws prohibit further sales. The Company agrees not to redeem shares unless: (i) the Agreement is terminated pursuant to Paragraph 18(e) or 18(f); (ii) legitimately required to do so according to a Contract owner's request; or (iii) under an order from the Commission or pursuant to a vote of Contract owners.

22.

The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except CRMC if it is a shareholder) of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability of the Series in respect of this Agreement, the Company and the Account agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Notwithstanding the foregoing, if the Company seeks satisfaction for any liability of the Series in respect of this Agreement, the Company (on behalf of itself or any Account) may seek recourse against CRMC.

23.	This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.
24.

This Agreement and the parties' rights, duties and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

25.	The following Paragraphs shall survive any termination of this Agreement: 4, 15-16, 19-25.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

GOLDEN AMERICAN LIFE INSURANCE COMPANY (on behalf of itself and each Account)
Attest:
		By:	/s/ David L. Jacobson
/s/ Linda E. Senker	Its:	Vice President

ING LIFE INSURANCE AND ANNUITY COMPANY (on behalf of itself and each Account)
Attest:
		By:	/s/ Laurie M. Tillinghast
/s/ John F. Todd	Its:	V.P.

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John F. Todd		Laurie M. Tillinghast

ING INSURANCE COMPANY OF AMERICA
(on behalf of itself and each Account)
Attest:
		By:	/s/ Laurie M. Tillinghast
/s/ John F. Todd	Its:	V.P.
John F. Todd		Laurie M. Tillinghast

RELIASTAR LIFE INSURANCE COMPANY
(on behalf of itself and each Account)
Attest:
		By:	/s/ Laurie M. Tillinghast
/s/ John F. Todd	Its:	V.P.
John F. Todd		Laurie M. Tillinghast

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK (on behalf of itself and each Account)
Attest:
		By:	/s/ Laurie M. Tillinghast
/s/ John F. Todd	Its:	V.P.
John F. Todd		Laurie M. Tillinghast

SECURITY LIFE OF DENVER INSURANCE COMPANY (on behalf of itself and each Account)
Attest:
		By:	/s/ Nathan Eshelman
/s/ Eric G. Banta	Its:	Vice President
Eric G. Banta, Assistant Secretary

SOUTHLAND LIFE INSURANCE COMPANY (on behalf of itself and each Account)
Attest:
		By:	/s/ Nathan Eshelman
/s/ Eric G. Banta	Its:	Vice President

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Eric G. Banta, Assistant Secretary

AMERICAN FUNDS INSURANCE SERIES
Attest:
	By:	/s/ Michael Downer
/s/ Chad L. Norton	Its: Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY
Attest:
	By:	/s/ Michael Downer
/s/ Chad L. Norton	Its: Vice President and Secretary

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Appendix A - Contracts
Company	Contracts
Golden American Life Insurance Company:
ING Life Insurance and Annuity Company:
ING Insurance Company of America:
ReliaStar Life Insurance Company:	FlexDesign Variable Universal Life Policy
Select*Life II Variable Universal Life Policy
Variable Accumulation Design Variable Universal Life Policy
Variable Estate Design Variable Universal Life Policy
ING Protector Elite Variable Universal Life Policy
ReliaStar Life Insurance Company of New York:	Select*Life NY II Variable Universal Life Policy
Variable Estate Design Variable Universal Life Policy
Security Life of Denver Insurance Company:	Asset Portfolio Manager Variable Universal Life Policy
Corporate Benefits Variable Universal Life Policy
Estate Designer Variable Universal Life Policy
FirstLine Variable Universal Life Policy
FirstLine II Variable Universal Life Policy
Strategic Advantage Variable Universal Life Policy
Strategic Advantage II Variable Universal Life Policy
Strategic Investor Variable Universal Life Policy
Variable Survivorship Variable Universal Life Policy
Southland Life Insurance Company	Future Dimensions Variable Universal Life Policy
Market Dimensions Variable Universal Life Policy
Survivor Dimensions Variable Universal Life Policy

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Appendix B - Separate Accounts

Company	Separate Account
Golden American Life Insurance Company:
ING Life Insurance and Annuity Company:
ING Insurance Company of America:
ReliaStar Life Insurance Company:	Select*Life Variable Account
ReliaStar Life Insurance Company of New York:	ReliaStar Life Insurance Company of New York Variable Life Separate Account I
Security Life of Denver Insurance Company:	Security Life Separate Account L1
Security Life Separate Account SLDM1
Security Life Separate Account SLDM2
Security Life Separate Account SLDM3
Security Life Separate Account SLDM4
Security Life Separate Account SLDP1
Southland Life Insurance Company	Southland Separate Account L1

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Appendix C - Funds

American Funds Insurance Series:	Growth Fund (Class 2 Shares)
Growth-Income Fund (Class 2 Shares)
International Fund (Class 2 Shares)

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Appendix D

Procedures for Pricing and Order/Settlement Through National Securities Clearing Corporation's Mutual Fund Profile System and Mutual Fund Settlement, Entry and Registration Verification System.

1.

As provided in Paragraph 4 of the Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through National Securities Clearing Corporation ("NSCC") and its subsidiary systems as follows:

(a)

The Series will furnish to Company or its designated affiliate through NSCC's Mutual Fund Profile System ("MFPS") (1) the most current net asset value information for each Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund's ex-date, and (3) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to Company or its designated affiliate by 6:30 p.m. Eastern Time on each Business Day or at such other time as that information becomes available. Changes in pricing information will be communicated to both NSCC and Company.

(b)

Upon receipt of Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Fund's net asset value is calculated as specified in the Series' Prospectus ("Close of Trading") on each Business Day ("Instructions"), and upon its determination that there are good funds with respect to Instructions involving the purchase of Fund shares, the Company or its designated affiliate will calculate the net purchase or redemption order for each Fund. Orders for net purchases or net redemptions derived from Instructions received by the Company or its designated affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC's Mutual Fund Settlement, Entry and Registration Verification System ("Fund/SERV") by 5:00 a.m. Eastern Time on the next Business Day. Subject to the Company's or its designated affiliate's compliance with the foregoing, the Company or its designated affiliate will be considered the agent of the Series, and the Business Day on which Instructions are received by the Company or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by the Company or its designated affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Series' then current prospectuses.

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(c)

The Company or its designated affiliate will wire payment for net purchase orders by the Fund's NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by the Company or its designated affiliate no later than 5:00 p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

(d)

NSCC will wire payment for net redemption orders by Fund, in immediately available funds, to an NSCC settling bank account designated by the Company or its designated affiliate, by 5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in the Series' Prospectus and statement of additional information.

(e)

If the Series does not send a confirmation of the Company's or its designated affiliate's purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day's payment cycle, payment for such purchases or redemptions will be made the following Business Day.

(f)

If on any day the Company or its designated affiliate, or the Series is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to the Series or the Company or its designated affiliate, as applicable, as is otherwise provided in the Agreement.

(g)

These procedures are subject to any additional terms in the Series' Prospectus and the requirements of applicable law. The Series reserves the right, at its discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Fund.

2.

The Company or its affiliate, the Series and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized.

3.

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Appendix.

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